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                                                                EXHIBIT 16-1




March 25, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

We have read Item 9 of DTE Energy Company's Form 10-K dated March 25, 1996 and are in agreement with the statements contained therein.

Your very truly,

Price Waterhouse LLP